Exhibit 10.2
CONFIDENTIAL TREATMENT REQUESTED

EXCLUSIVE LICENSE AGREEMENT
THE CURATORS OF THE UNIVERSITY OF MISSOURI
THIS EXCLUSIVE LICENSE AGREEMENT ("AGREEMENT') is made and entered into on the date of the last PARTY to sign and date in the signature area ("EFFECTIVE DATE"), by and between THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation of the State of Missouri ("UNIVERSITY") and YIELD10 BIOSCIENCE INC., a corporation of the State of Delaware having offices at 19 Presidential Way, Woburn, MA 01801 ("LICENSEE"). UNIVERSITY and LICENSEE may sometimes be referred to herein as a "PARTY" or "PARTIES" as the case may be.
WHEREAS, UNIVERSITY has an ownership interest in the inventions described in the following: (1) UM Disclosure No. 15UMCO23 dated December 19, 2014 and titled "Increasing plant oil by altering negative regulation of acetyl CoA carboxylase" and (2) UM Disclosure No. 17UMC003 dated July 15, 2016 and titled "Increasing seed oil content by improving activity of acetyl-CoA carboxylase" and related PATENT RIGHTS as define herein (hereafter "INVENTIONS").
WHEREAS, the PATENT RIGHTS were developed under a research program sponsored by the National Science Foundation, Project No. 1339385. Therefore, this AGREEMENT is subject to the terms and conditions of the Bayh-Dole Act, Public Law 96-517 and 98-620 as amended; and
WHEREAS, LICENSEE is desirous of obtaining a license to practice the PATENT RIGHTS under the terms and conditions of this AGREEMENT; and
WHEREAS, UNIVERSITY is desirous of granting such a license to LICENSEE in accordance with the terms and conditions of this AGREEMENT.
NOW, THEREFORE, in consideration of the foregoing premises and the covenants, representations and warranties contained herein, the PARTIES agree as follows:
Article I. DEFINITIONS
Section 1.01 "AFFILIATE" means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent (50%) of LICENSEE, or any business entity that is more than fifty percent (50%) owned by a business entity that owns more than fifty percent (50%) of LICENSEE.
Section 1.02 "COMMODITY CROP" means a crop which is a LICENSED PRODUCT that is planted on over [***] acres in each given country of the LICENSED TERRITORY in a given calendar year.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 1.03 "IMPROVEMENTS" shall mean any modification, enhancement, or improvement to an invention described in the PATENT RIGHTS, where such modification, enhancement, or improvement is owned by, licensed to, or otherwise controlled by LICENSEE that (a) would be infringed, either directly or indirectly, by the practice of an invention claimed in the PATENT RIGHTS; or (b) if not for the license granted under this AGREEMENT, would infringe, either directly or indirectly, one or more claims of the PATENT RIGHTS.
Section 1.04 "LICENSED FIELD" means increasing plant oil content in crops.
Section 1.05 "LICENSED PRODUCT' means any (a) product, apparatus, kit, composition, or component thereof (i) whose use, sale, offer for sale, or importation of which is covered, in whole or in part, by any issued, unexpired, or pending claim contained in the PATENT RIGHTS or (ii) which is made by any method, procedure, process, or step which is covered, in whole or in part, by any issued, unexpired, or pending claim contained in the PATENT RIGHTS; or (b) any method, procedure, process, or step which is covered, in whole or in part, by any issued, unexpired, or pending claim contained in the PATENT RIGHTS.
Section 1.06 "LICENSED TERRITORY" shall be worldwide
Section 1.07 "NET SALES" means the amount billed or invoiced and collected during any given ROYALTY PERIOD for the SALE of LICENSED PRODUCTS, less:
(a)Customary trade, quantity or cash discounts;
(b)Amounts repaid or credited by reason of rejection or return;
(c)Charges for transportation or delivery to be paid by or on behalf of LICENSEE's customer, to the extent such charges are separately stated on purchase orders, invoices or other documents of SALE; and
(d)Sales, tariff duties and/or use taxes directly imposed and with reference to particular SALES.
In calculating NET SALES, no deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. In the event LICENSEE SELLS a LICENSED PRODUCT to a third party in a bona fide arm's length transaction, for consideration, in whole or in part, other than cash, then the NET SALES price for such LICENSED PRODUCT shall be deemed to be the standard invoice price then being invoiced by LICENSEE in an arm's length transaction with similar entities and in the absence of such standard invoice price, then the reasonable fair market value of the LICENSED PRODUCT. For the purposes of calculating NET SALES, LICENSEE's SALES to a SUBLICENSEE or to an AFFILIATE under this AGREEMENT for end use (but not resale) by the SUBLICENSEE or the AFFILIATE shall be treated as SALES by LICENSEE at the greater of the (i) billed/invoiced price of LICENSEE, the SUBLICENSEE, or AFFILIATE or (ii) the billed/

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

invoiced price that LICENSEE would have charged a third party in a bona fide arm's length transaction. For the purposes of calculating NET SALES, LICENSEE's SALES to a SUBLICENSEE or to an AFFILIATE under this AGREEMENT for resale to end users by the SUBLICENSEE or an AFFILIATE shall be treated as SALES at the billed/invoiced price to the end users of SUBLICENSEE or AFFILIATE.
Section 1.08 "NICHE CROP" means a crop which is a LICENSED PRODUCT that is planted on [***] to [***] acres inclusive in each given country of the LICENSED TERRITORY in a given calendar year.
Section 1.09 "NON-COMMERCIAL RESEARCH PURPOSES" means research, teaching, educational, or academic purposes which are undertaken at UNIVERSITY or at a non-profit, academic, educational, or governmental institution. Without limiting the foregoing, NONCOMMERCIAL RESEARCH PURPOSES includes research (including sponsored research) that leads, or may lead, to patentable or unpatentable inventions that may be licensed or otherwise transferred, either directly or indirectly, to third parties.

Section 1.10 "PATENT EXPENSES" means all out-of-pocket expenses, costs, and attorneys' fees UNIVERSITY has incurred for the preparation, filing, prosecution and maintenance of the PATENT RIGHTS, including but not limited to interferences, derivation proceedings, reexaminations, reissues, oppositions, supplemental examinations, inter parses reviews, and post grant reviews.
Section 1.11 "PATENT RIGHTS" means UNIVERSITY'S rights in any of the following: (a) PCT patent application Serial No. PCT/US2016/041386 filed July 7, 2016 and titled "Increasing Plant Oil by Altering Negative Regulation of Acetyl Co-A Carboxylase" and PCT patent application Serial No. PCT/US2017/040851 filed July 6, 2017 and titled "Increasing Plant Oil Content by Improving Activity of Acetyl-CoA Carboxylase, ("PATENT APPLICATIONS"); and (b) any provisional, non-provisional, divisional, continuation (but not continuations-in-part), extension, renewal, re-examination, reissue, substitute, supplementary protection certificate, utility model, or similar legal protection claiming priority to or from one or more of the PATENT APPLICATIONS; and (c) any corresponding foreign applications or patents thereof. All of the foregoing will be automatically incorporated in and added to this AGREEMENT and shall periodically be added to Appendix A attached to this AGREEMENT and made part thereof.
Section 1.12 "ROYALTY PERIOD(S)" means the annual period ending on December 31 of each calendar year.
Section 1.13 "SALE", "SELL", or "SOLD" means the sale, use, transfer, distribution or disposition of a LICENSED PRODUCT for value to a third party.
Section 1.14 "SALES ROYALTY" means a running royalty equal to a percentage of NET SALES for LICENSED PRODUCTS SOLD by LICENSEE or SUBLICENSEE.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 1.15 "SUBLICENSEE" means any person or entity to whom LICENSEE transfers any right or interest granted to LICENSEE by UNIVERSITY under this AGREEMENT and who is not an AFFILIATE.
Article II. GRANT
Section 2.01 Grant. Subject to the terms and conditions of this AGREEMENT, UNIVERSITY hereby grants to LICENSEE and LICENSEE accepts a royalty-bearing, exclusive license under the PATENT RIGHTS to make, have made, use, offer to SELL, SELL, have SOLD, import, distribute, or otherwise transfer LICENSED PRODUCTS within the LICENSED TERRITORY for use within LICENSED FIELD for a term as set forth in Section 10.01 unless this AGREEMENT shall be sooner terminated according to the terms hereof. For the avoidance of doubt, this grant is subject to the rights retained by UNIVERSITY in Section 2.04, UNIVERSITY's publication rights in Section 2.07, and any rights of the GOVERNMENT as set forth in Section 2.08.

If UNIVERSITY receives a request from a third party accompanied by a complete commercialization plan for commercial development of the PATENT RIGHTS within LICENSEE's LICENSED FIELD but directed to any plants other than camelina, canola, and soybeans within that LICENSED FIELD or any other plant that is not otherwise specifically under development by the LICENSEE as specified in the COMMERCIALIZATION PLAN set forth in Appendix B ("NEW PLANT FIELD"), the UNIVERSITY may notify LICENSEE, in writing, of the existence of the third party's request. Upon receipt of such written notice from the UNIVERSITY, LICENSEE shall either:
(a)within [***] days, amend its COMMERCIALIZATION PLAN in a manner acceptable to UNIVERSITY to include a commercial research and development program for the proposed third party's commercial development of the PATENT RIGHTS in the NEW PLANT FIELD, including revised milestones, wherein acceptance of the amendment to the COMMERCIALIZATION PLAN by UNIVERSITY shall take into account LICENSEE's ongoing research and development efforts and progress; or
(b)within [***] days, amend its COMMERCIALIZATION PLAN in a manner acceptable to UNIVERSITY and the third party to include a joint research and development program with the third party for the proposed third party's commercial development of the PATENT RIGHTS in the NEW PLANT FIELD within the LICENSED FIELD; or
(c)within [***] days, grant a sublicense under commercially reasonable terms to the third party for the PATENT RIGHTS for the NEW PLANT FIELD; or
(d)within [***] days, complete both (b) and (c).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

If LICENSEE does not complete (a), (b), (c), or (d) as specified above in a manner that is approved by the UNIVERSITY, then UNIVERSITY shall have the right to reduce the LICENSEE's LICENSED FIELD to exclude the NEW PLANT FIELD from the LICENSED FIELD. UNIVERSITY shall be free to license the PATENT RIGHTS in the NEW PLANT FIELD to the third party, and LICENSEE's LICENSED FIELD shall be limited to the remaining applicable plants within the LICENSED FIELD.
Section 2.02 Affiliates. The license granted to LICENSEE may be extended to an AFFILIATE of LICENSEE as well, on the condition that UNIVERSITY first receives written notice, signed on behalf of both LICENSEE and the AFFILIATE: (a) stating that the AFFILIATE intends to exercise such rights, and (b) agreeing that the AFFILIATE and LICENSEE shall be jointly and severally liable for all obligations to UNIVERSITY under this AGREEMENT arising from the activities of that AFFILIATE. The activities or omissions of the AFFILIATE under this AGREEMENT shall then be deemed to be the activities of LICENSEE. The rights of an AFFILIATE under this AGREEMENT shall terminate if LICENSEE's rights under this AGREEMENT terminate. An AFFILIATE may not assign or otherwise transfer any rights under this AGREEMENT, without the prior written consent of UNIVERSITY. If an entity ceases to be an AFFILIATE, then all of such entity's rights under this AGREEMENT shall terminate.
Section 2.03 Sublicenses. The license granted in Section 2.01 above shall include the right to grant written sublicenses, subject to UNIVERSITY's prior written approval which approval shall not be unreasonably withheld. SUBLICENSEE shall have no right to grant further sublicenses. In determining whether to approve a sublicense (or any amendment thereto), UNIVERSITY will consider, among other things, whether the provisions of the proposed sublicense are consistent with and similar to those required of LICENSEE by this AGREEMENT. All sublicenses must comply with the following:
(a) LICENSEE shall deliver to UNIVERSITY a true and correct copy of each fully executed sublicense granted by LICENSEE, and any modification or termination thereof, within [***] days after execution, modification, or termination.
(b) LICENSEE shall deliver to UNIVERSITY copies of all reports due to LICENSEE from SUBLICENSEE within [***] days receipt of such reports by LICENSEE.
(c) LICENSEE shall, at such times as UNIVERSITY directs and at UNIVERSITY's request, permit the inspection of SUBLICENSEE's records by UNIVERSITY's auditors or an independent certified public accountant selected by UNIVERSITY under the terms of Section 4.05.
(d) No sublicense shall relieve LICENSEE of its representations, warranties, or obligations under this AGREEMENT. LICENSEE shall be responsible to UNIVERSITY for the performance of its

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

SUBLICENSEES under each sublicense agreement granting rights to any PATENT RIGHTS. LICENSEE shall collect and guarantee all payments due UNIVERSITY from any SUBLICENSEE.

(e) Any sublicense granted by LICENSEE to a SUBLICENSEE shall incorporate all of the representations, warranties, terms, conditions, and obligations of this AGREEMENT, which shall be binding upon each SUBLICENSEE as if such SUBLICENSEE were a party to this AGREEMENT. LICENSEE shall require that any sublicense agreement:
(i)be consistent with the terms, conditions, covenants, warranties, representations, limitations, obligations, and duties of LICENSEE under this AGREEMENT;
(ii)prohibit the SUBLICENSEE from granting further sublicenses; and
(iii)contain express provisions under which the SUBLICENSEE expressly accepts duties and obligations at least equivalent to those accepted by the LICENSEE in the following sections of this AGREEMENT: Section 2.04 (reserved rights), Section 2.05 (license to University), Section 2.07 (publication), Section 2.08 (governmental rights), Section 3.09 (challenge to patent rights), Section 4.03 (reporting), Section 4.05 (records), Section 6.01 (indemnity), Section 6.02 (insurance), Section 6.03 (disclaimer of warranties), Section 6.04 (damages exclusion/ limitation of remedies), Section 6.06 (sublicenses) Section 7.04 (entity status), Section 10.05 (assignment of sublicenses), Section 11.01 (marking), Section 11.02 (compliance with laws / export controls), Section 11.03 (university name), and Section 11.11 (severability).
(f) If any sublicense agreement granting any rights to the PATENT RIGHTS does not comport with above requirements in Section 2.03(e), then that agreement shall be invalid, unenforceable, and void.
(g) Upon any termination of this AGREEMENT, all SUBLICENSEE's rights shall also terminate except as set forth in Section 10.05 (assignment of sublicenses).
Section 2.04 Reserved Rights. UNIVERSITY reserves the right to make, use or otherwise practice the PATENT RIGHTS solely for NON-COMMERCIAL RESEARCH PURPOSES and to grant nonexclusive licenses to non-profit, academic, educational, or governmental institutions a royalty-free right to make, use or otherwise practice the PATENT RIGHTS solely for NONCOMMERCIAL RESEARCH PURPOSES. UNIVERSITY also reserves the right to transfer tangible research materials and intangible materials incorporating the PATENT RIGHTS to other non-profit, academic, educational, or governmental institutions for such NON-COMMERCIAL RESEARCH PURPOSES. LICENSEE agrees that, notwithstanding any other provision of this AGREEMENT, that LICENSEE has no right to enforce the PATENT RIGHTS against UNIVERSITY or any non-profit, academic, educational, or governmental institution with respect to such use or practice for NON-COMMERCIAL RESEARCH PURPOSES.
Section 2.05 License to University. LICENSEE hereby grants, and shall require its SUBLICENSEE(s) to grant to UNIVERSITY, a nonexclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to non-profit, academic, educational, or governmental

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

institutions, to practice and use IMPROVEMENTS solely for NON-COMMERCIAL RESEARCH PURPOSES.
Section 2.06 License Scope. The license granted herein shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not specifically set forth in PATENT RIGHTS. UNIVERSITY shall be free to grant commercial licenses to the PATENT RIGHTS to third parties in all fields outside the LICENSED FIELD and/or outside the LICENSED TERRITORY.
Section 2.07 Publication. LICENSEE agrees that UNIVERSITY shall have a right to publish any research results or technical data related to or arising out of the PATENT RIGHTS in accordance with UNIVERSITY's general policies and that this AGREEMENT shall not restrict, in any fashion, UNIVERSITY's right to publish. Notwithstanding the above, the UNIVERSITY shall provide the proposed publication or presentation to LICENSEE for review at least [***] days before proposed date of disclosure. LICENSEE shall have [***] days from receipt of the proposed publication or presentation in which to review the same for a disclosure of LICENSEE CONFIDENTIAL INFORMATION and for disclosure of any patentable subject matter covered by the PATENT RIGHTS. If LICENSEE reasonably believes that a disclosure of patentable subject matter covered by the PATENT RIGHTS is contained in the proposed publication or presentation, LICENSEE shall so notify the UNIVERSITY and may request that the UNIVERSITY delay submission for publication for an additional [***] days to enable the UNIVERSITY to make a decision about the preparation and filing or not of one or more patent applications by UNIVERSITY covered by the PATENT RIGHTS.
Section 2.08 Governmental Rights. LICENSEE understands that the PATENT RIGHTS were developed under a funding agreement with the Government of the United States of America ("GOVERNMENT") and that the GOVERNMENT may have certain rights relative thereto. Thus, notwithstanding anything hereunder, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the GOVERNMENT which may arise out of its sponsorship of the research which led to the conception or reduction to practice of the PATENT RIGHTS. The GOVERNMENT is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations: (a) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the GOVERNMENT any of the PATENT RIGHTS throughout the world and (b) to exercise march in rights on PATENT RIGHTS. This AGREEMENT shall be exclusive, to the extent allowed in accordance with Public Laws 96-517 and 98-620 in the LICENSED FIELD and is explicitly made subject to the GOVERNMENT's rights under such GOVERNMENT funding agreement and any applicable law or regulation. If there is a conflict between the GOVERNMENT funding agreement, applicable law or regulation and this AGREEMENT, the terms of the GOVERNMENT funding agreement, applicable law or regulation shall prevail. LICENSEE agrees to take any actions necessary to enable UNIVERSITY to satisfy its obligations with the GOVERNMENT relating to

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the PATENT RIGHTS. LICENSEE agrees, during the period of exclusivity of this license in the United States, that any LICENSED PRODUCT produced for SALE in the United States will be manufactured substantially in the United States as required by 35 U.S.C. § 204.
Article III. PAYMENTS
Section 3.01 License Payments: In consideration of rights granted by UNIVERSITY to LICENSEE under this AGREEMENT, LICENSEE will pay UNIVERSITY the following:
(a) License Execution Payment. LICENSEE shall pay to UNIVERSITY a nonrefundable license execution fee in the amount of [***] dollars ($[***]), due and payable in two (2) installments as follows:
(i)[***] dollars ($[***]) due and payable within [***] of the EFFECTIVE DATE of this AGREEMENT; and
(ii)[***] dollars ($[***]) due and payable within [***] of the EFFECTIVE DATE of this AGREEMENT.
(b) Running Royalty / Earned Royalty. LICENSEE shall pay UNIVERSITY a SALES ROYALTY equal to:
(i)[***] percent ([***]%) for a NICHE CROP; and
(ii)[***] percent ([***]%) for a COMMODITY CROP.
A SALES ROYALTY accrues when LICENSED PRODUCTS are invoiced or shipped, whichever occurs first.
(c) Minimum Annual Royalty Payment. LICENSEE shall pay to UNIVERSITY a nonrefundable minimum annual royalty of [***] dollars ($[***]) due and payable beginning on the [***] of the EFFECTIVE DATE of this AGREEMENT. Each minimum annual royalty payment is creditable against SALES ROYALTY due UNIVERSITY during the [***] month period following each date the minimum annual royalty becomes due and is subsequently paid. For the avoidance of doubt, such minimum annual royalty shall be considered a payment in advance of royalties yet to accrue.
If the LICENSEE sponsors research directed towards the INVENTIONS and PATENT RIGHTS in the laboratory of Dr. Jay Thelen at the UNIVERSITY pursuant to a fully-costed written sponsored research agreement, including facilities, administration, and other overhead costs, entered into by the PARTIES during a [***] month period preceding the date when a given minimum annual royalty would otherwise be due and payable to UNIVERSITY for an amount greater than the minimum annual royalty payment due, then the subsequent minimum annual royalty payment in the [***] will be waived by UNIVERSITY.
(d) Milestone Payments. LICENSEE shall pay UNIVERSITY a milestone payment fee within [***] days of achieving each milestone in accordance with the following schedule:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(i) Upon the first regulatory filing for each LICENSED PRODUCT in any country, LICENSEE shall pay UNIVERSITY [***] dollars ($[***]);
(ii) Upon each regulatory approval for each LICENSED PRODUCT, LICENSEE will pay UNIVERSITY [***] dollars ($[***]).
(iii) Upon the first SALE for each LICENSED PRODUCT which is determined to be a NICHE CROP within any country in the LICENSED TERRITORY at the earliest instance when the crop's planting totals are able to be determined during the given calendar year, LICENSEE will pay to UNIVERSITY:
1)[***] dollars ($[***]) if the LICENSED PRODUCT, which is a NICHE CROP, proceeded through one or more regulatory approval processes to trigger the milestone payment fees in Section 3.01(d)(i) and Section 3.01(d)(ii); or
2)[***] dollars ($[***]) if the LICENSED PRODUCT, which is a NICHE CROP, did not proceed through one or more regulatory approval processes to trigger the milestone payment fees in Section 3.01(d)(i) and Section 3.01(d)(ii).
(iv) Upon the first SALE for each LICENSED PRODUCT which is determined to be a COMMODITY CROP within any country in the LICENSED TERRITORY at the earliest instance when the crop's planting totals are able to be determined during the given calendar year, LICENSEE will pay to UNIVERSITY:
1)[***] dollars ($[***]) if the LICENSED PRODUCT, which is a COMMODITY CROP, proceeded through one or more regulatory approval processes to trigger the milestone payment fees in Section 3.01(d)(i) and Section 3.01(d)(ii); or
2)[***] dollars ($[***]) if the LICENSED PRODUCT, which is a COMMODITY CROP, did not proceed through one or more regulatory approval processes to trigger the milestone payment fees in Section 3.01(d)(i) and Section 3.01(d)(ii).
For avoidance of doubt, filing for and/or receiving non-regulated status with the United States Department of Agriculture's Animal and Plant Health Inspection Service (USDA-APHIS) for any particular LICENSED PRODUCT shall not be considered a first regulatory filing and/or regulatory approval under Section 3.01(d)(i) and Section 3.01(d)(ii), respectively.
Milestone fees are non-refundable and royalty payments in a given license year shall not be creditable against any milestone fees.
Section 3.02 Sublicense Royalties and Fees
(a) Sublicensee Earned Royalty. LICENSEE shall pay to UNIVERSITY a SALES ROYALTY for NET SALES made by SUBLICENSEE equal to:
(i)[***] percent ([***]%) for each LICENSED PRODUCT which is a NICHE CROP; and
(ii)[***] percent ([***]%) for each LICENSED PRODUCT which is a COMMODITY CROP.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b) Other Sublicensee Payments. In consideration of rights granted by UNIVERSITY to LICENSEE under this AGREEMENT, in addition to the SUBLICENSEE earned royalty of Section 3.02(a), LICENSEE further agrees to pay UNIVERSITY an additional royalty on the basis of all other revenue or consideration received from any SUBLICENSEE as follows:
(i)[***] percent ([***]%) if the LICENSEE sublicenses the PATENT RIGHTS to one or more SUBLICENSEES [***] at least one LICENSED PRODUCT which is a [***] at least one oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower;
(ii)[***] percent ([***]%) if the LICENSEE sublicenses the PATENT RIGHTS to one or more SUBLICENSEES [***] for LICENSED PRODUCT which is an oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower, but [***] as set forth in subsection (iii);
(iii)[***] percent ([***]%) if the LICENSEE sublicenses the PATENT RIGHTS to one or more SUBLICENSEES [***] of a LICENSED PRODUCT which is an oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower, but [***] at least one LICENSED PRODUCT [***] in the respective LICENSED FIELD and within the country or countries of the LICENSED TERRITORY as set forth in subsection (iv); and
(iv)[***] percent ([***]%) if the LICENSEE sublicenses the PATENT RIGHTS to one or more SUBLICENSEES [***] at least one LICENSED PRODUCT [***] in the respective LICENSED FIELD and within the country or countries of the LICENSED TERRITORY.
Such revenue or other consideration shall include, but not be limited to, all option fees, license issue fees (up-front payments), license maintenance fees, milestone payments, equity, joint marketing fees, research and development funding in excess of LICENSEE's cost of performing such research and development, and all other royalty payments (other than the earned royalty specified in Section 3.01(b)).
If a SUBLICENSEE desires to provide the LICENSEE with research and development funding as part of the sublicensing considerations for additional research and development activities that the LICENSEE and UNIVERSITY desire to be subcontracted to the UNIVERSITY, then UNIVERSITY and LICENSEE will negotiate in good faith a sponsored research agreement for the UNIVERSITY to perform these research and development activities commensurate with the goals and timelines under which the LICENSEE receives such funding from a SUBLICENSEE.
Section 3.03 Royalty Stacking. If, in order to make, use, import or SELL LICENSED PRODUCTS under the PATENT RIGHTS, it becomes reasonably necessary for LICENSEE to obtain a royalty-bearing license to other patent(s) owned or controlled by a third party ("THIRD PARTY PATENTS") to avoid infringement of the THIRD PARTY PATENTS to the extent that LICENSED PRODUCTS could not be made, used or sold without infringing the THIRD PARTY PATENTS, then the earned

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

royalty rate in Section 3.01(b) shall be adjusted by an amount equal to [***] percent ([***]%) of the royalty rate paid to the THIRD PARTY, provided that in no event shall the royalties otherwise due UNIVERSITY be less than [***] percent ([***]%) of the royalties that would be payable to UNIVERSITY absent the effects of this section. Thus, for clarity, the adjusted SALES ROYALTY in Section 3.01(b) shall never be reduced below [***] percent ([***]%) for each LICENSED PRODUCT which is a NICHE CROP and [***] percent ([***]%) for each LICENSED PRODUCT which is a COMMODITY CROP.
Section 3.04 Combination Products. In the event that a LICENSED PRODUCT is SOLD in combination with another product or method which themselves are not a LICENSED PRODUCT ("COMBINATION PRODUCTS"), the royalty rate payable on such COMBINATION PRODUCTS will be the royalty rate set forth in Section 3.01(b) applied to a pro rata portion (i.e., "X") of the NET SALES equivalent of COMBINATION PRODUCTS according to the following formula:
X = A/B, where
X = the pro rata portion of NET SALES attributable to the LICENSED PRODUCTS (expressed as a percentage), and
A = the average invoice price of the component in the COMBINATION PRODUCTS utilizing the LICENSED PRODUCTS sold separately, and
B = the average invoice price of the COMBINATION PRODUCTS.
In the event a substantial number of separate sales are not made of one or more component(s) of the COMBINATION PRODUCTS during relevant ROYALTY PERIOD so as to enable a reasonable calculation of average invoice prices of components, then NET SALES will be determined using the same formula shown above, where
A = the total COST of the component in the COMBINATION PRODUCTS utilizing LICENSED PRODUCT, and
B = the total COST of all of the products and components in the COMBINATION PRODUCTS. "COST" as used in this Section 3.04 means the actual cost paid by LICENSEE in an arm's length transaction, if purchased, or if not purchased but actually manufactured by any such LICENSEE, the sum of the manufacturing cost as determined by such LICENSEE's internal cost accounting system. The University shall have the right to review and approve LICENSEE's determination of A and B and the corresponding calculations in this Section XX, such approval not to be unreasonably withheld. Notwithstanding any of the foregoing, in no event shall the royalties otherwise due UNIVERSITY be less than [***] percent ([***]%) of the royalties that would be payable to UNIVERSITY absent the effects of this Section. Thus, for clarity, the adjusted SALES ROYALTY in Section 3.01(b) shall never be reduced below [***] percent ([***]%) for each LICENSED PRODUCT which is a NICHE CROP [***] percent ([***]%) for each LICENSED PRODUCT which is a COMMODITY CROP.
Section 3.05 How Payments are Made. All payments to UNIVERSITY pursuant to this AGREEMENT shall be paid in U.S. dollars. Conversion of foreign currency to U. S. dollars shall

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

be made at the conversion rate existing in the United States (as reported in the in the Wall Street Journal) on the last working day of each ROYALTY PERIOD. Such payments shall be without deduction of exchange, collection or other charges. Such payments shall be made payable to The Curators of the University of Missouri and shall be mailed to the Office of Technology Management and Industry Relations, Mizzou North, Room 706, 115 Business Loop 70 West, Columbia, MO 65211-8375.
Section 3.06 Payment Deadlines. Unless stipulated otherwise, all payments due UNIVERSITY hereunder shall be made within [***] days after the end of each ROYALTY PERIOD. Late payments shall be subject to an interest charge of [***] percent ([***]%) per month. LICENSEE shall also be responsible for payment of all bank transfer charges.
Section 3.07 No Taxes. Taxes and/or other governmental charges or fees shall not be levied on the payments made to UNIVERSITY under this Article III and shall not be deducted from any payments due UNIVERSITY under this Article III. LICENSEE shall be responsible for any and all taxes, fees, levies, duties, or other charges imposed by the government of any country on such payments.
Section 3.08 Default Payment. In the event of default in payment of any payment owing to UNIVERSITY under the terms of this AGREEMENT, and if it becomes necessary for UNIVERSITY to engage outside legal counsel to collect such payment, LICENSEE shall pay all reasonably documented expenses, costs and attorneys' fees incurred by UNIVERSITY in connection therewith. Further, in the event that UNIVERSITY prevails in a lawsuit against a SUBLICENSEE for failure to pay any royalties or other payments due, LICENSEE shall pay all expenses, costs and attorneys' fees incurred by UNIVERSITY in connection therewith. LICENSEE shall use its best commercial efforts to enforce any SUBLICENSEE obligation or payment if the breach of that obligation or payment would be a breach of this AGREEMENT if made by LICENSEE. To the extent that LICENSEE may as to UNIVERSITY cure such breach by its own performance, e.g., by making any payments due to UNIVERSITY regardless of SUBLICENSEE's failure to pay LICENSEE, then LICENSEE shall do so at its own risk and expense.
Section 3.09 Challenge to Patent Rights. In the event that LICENSEE or one or more of its SUBLICENSEES directly or indirectly: (a) issues a press release, public announcement, news release alleging invalidity or unenforceability of any claim within the PATENT RIGHTS; or (b) asserts a claim or counterclaim in the courts or before the applicable governmental agency (e.g., the United States Patent Trial and Appeal Board) seeking to attack, invalidate or render unenforceable any claim within the PATENT RIGHTS; or (c) assists a third party with either or both (a) or (b) (each of (a), (b), or (c) being a "CHALLENGE EVENT"), then LICENSEE shall provide at least [***] days written notice to UNIVERSITY prior to initiating such a CHALLENGE EVENT, along with a copy of any prior art which forms the basis for the CHALLENGE EVENT and a claim-by-claim detailed analysis of patent invalidity and/or unenforceability. Upon the occurrence of a CHALLENGE EVENT, UNIVERSITY, shall have the right, but not the obligation,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

to terminate this AGREEMENT with respect to such LICENSEE and/or SUBLICENSEE by providing written notice of the same. In the event that UNIVERSITY elects not to terminate this AGREEMENT, then all payments due under Article III by LICENSEE or SUBLICNESEE as applicable shall [***]. Moreover, should the outcome of any such action or proceeding be unsuccessful, then LICENSEE and/or SUBLICENSEE challenging such claim shall pay (i) [***] all payments after the pendency of the aforementioned action and (ii) UNIVERSITY' s costs, expenses, and reasonable attorneys' fees incurred in such action. An action or proceeding shall be deemed "unsuccessful" for purposes of this Section 3.09 if: 1) the proceeding or lawsuit is terminated for any reason prior to a settlement or judgment from which no appeal can be or is taken; 2) one or more of the claims within the PATENT RIGHTS challenged by said lawsuit remain valid and enforceable after any such settlement or judgment is in effect; or 3) if LICENSEE would still require a license to any of the PATENT RIGHTS to sell any of its products after any such settlement or judgment is in effect. Any such judicial challenge by LICENSEE or SUBLICENSEE shall be brought in the courts of Missouri, and LICENSEE and SUBLICNESEE agree not to challenge personal jurisdiction in that forum. LICENSEE shall not be relieved from any payments that accrue before any decision invalidating a claim within the PATENT RIGHTS or a claim not involved in such decision. LICENSEE and SUBLICENSEE shall have no right to recoup any such payments paid before or during the period of challenge.
Article IV. REPORTING

Section 4.01 Commercialization Plan. Prior to signing this AGREEMENT, LICENSEE has provided to UNIVERSITY a written plan (hereinafter "COMMERCIALIZATION PLAN") for the LICENSED PRODUCT within the respective LICENSED FIELD and within the respective country or countries of the LICENSED TERRITORY to be introduced by LICENSEE into commercial use. The COMMERCIALIZATION PLAN shall include, without limitation: (a) planned research and development activities and (b) milestones and evidence of sufficient financial resources to successfully implement the COMMERCIALIZATION PLAN and ensure that LICENSED PRODUCT will be kept reasonably available to the public. Projections of sales and proposed marketing efforts. Such COMMERCIALIZATION PLAN is incorporated as Appendix B. Sales projections and proposed marketing efforts for LICENSED PRODUCTS will be added to an updated version of the COMMERCIALIZATION PLAN within [***] days of the completion of the first field trial for each LICENSED PRODUCT.
Section 4.02 First Sale. LICENSEE shall report to UNIVERSITY the date of first SALE of LICENSED PRODUCTS in each country of LICENSED TERRITORY within [***] days of occurrence. An exemplary report is set forth as Appendix C.
Section 4.03 Reporting. Within [***] days after each ROYALTY PERIOD following the first SALE of LICENSED PRODUCT, whether SOLD by LICENSEE or its SUBLICENSEE(s), if any exists,

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

LICENSEE must deliver to UNIVERSITY a true and accurate written report, even if no payments are due UNIVERSITY, giving the particulars of the business conducted by LICENSEE and its SUBLICENSEE(s) during the ROYALTY PERIOD as are pertinent to calculating payments hereunder. This report will include at least:
(a)the quantities of LICENSED PRODUCT produced or manufactured;
(b)the total NET SALES, including any deductions applicable as provided in Section 1.07;
(c)the exchange rate used;
(d)the offsets of minimum annual royalties or other offsets allowed under this AGREEMENT;
(e)the method used to calculate the royalties thereon;
(f)the total SALES ROYALTY computed and due UNIVERSITY, including a reference to the data source for determining if a particular LICENSED PRODUCT is designated a NICHE CROP or COMMODITY CROP;
(g)the royalties due UNIVERSITY on additional payments from SUBLICENSEE(s) under Section 3.02; and
(h)the names and addresses of all SUBLICENSEE (s) of LICENSEE.
If no payment is due, LICENSEE shall so report to UNIVERSITY. An exemplary report format is set forth in Appendix D. This report shall identify the issued patents and/or patent applications under PATENT RIGHTS that cover the particular LICENSED PRODUCT being reported. LICENSEE shall direct its authorized representative to certify that reports required hereunder are correct to the best of LICENSEE's knowledge and information. Failure to provide reports as required under this Article shall be a material breach of this AGREEMENT.
LICENSEE shall provide sufficient data for UNIVERSITY to verify the royalty calculations and any reasonable additional information UNIVERSITY requires to determine LICENSEE's satisfaction of the reporting requirements hereunder or to clarify the information contained in reports provided by LICENSEE. LICENSEE shall provide such additional information to UNIVERSITY within [***] days of receiving a request from UNIVERSITY. Simultaneously with the delivery of each report, LICENSEE must pay to UNIVERSITY the amount, if any, due for the period of each report.
Section 4.04 Annual Commercialization Report.    On or before each anniversary of the
EFFECTIVE DATE, irrespective of having a first SALE or offer for SALE, LICENSEE must deliver to UNIVERSITY a written annual report as to LICENSEE's (and any SUBLICENSEE's) efforts

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

and accomplishments during the preceding year in diligently commercializing LICENSED PRODUCT in the LICENSED FIELD, including but not limited to,
(a)research and development expenditures and progress,
(b)regulatory filings and approvals,
(c)manufacturing,
(d)sublicensing activities,
(e)marketing and sales,
(f)jobs created,
(g)capital raised and source of funding,
(h)LICENSEE's (and, if applicable, SUBLICENSEE's) commercialization plans for the upcoming year.
LICENSEE shall also promptly provide any reasonable additional information UNIVERSITY requested to evaluate LICENSEE'S performance under this AGREEMENT.
Section 4.05 Records. LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UNIVERSITY. The books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this AGREEMENT relates. The books, ledgers, records, and the supporting data shall be open at all reasonable times for [***] years following the end of the calendar year to which they pertain, for the inspection by UNIVERSITY or its representatives for the purpose of verifying LICENSEE's royalty statements or compliance in other respects with this AGREEMENT. If the amounts due to UNIVERSITY are determined to have been underpaid, LICENSEE will pay the amount of such underpayment and interest on the amount of such underpayment with interest accumulating at the rate as set forth in Section 3.06 accruing from the date such payment was originally due to UNIVERSITY. Should such inspection lead to the discovery of a greater than [***] percent ([***]%) discrepancy or more in reporting to UNIVERSITY's detriment, LICENSEE agrees to pay the full cost of such inspection and audit.
Article V. DUE DILIGENCE
Section 5.01 LICENSEE shall use reasonable efforts to effect introduction of the LICENSED PRODUCT into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment thereafter, until the expiration or termination of this AGREEMENT, LICENSEE shall keep LICENSED PRODUCT reasonably available to the public.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.02 UNIVERSITY shall have the right, at UNIVERSITY's sole discretion, to either terminate or render this license nonexclusive in an individual LICENSED FIELD and/or individual country or countries within the LICENSED TERRITORY if LICENSEE or its SUBLICENSEE(s) (if applicable):
(a)Has not within [***] months of the EFFECTIVE DATE presented to and obtained UNIVERSITY's approval, which approval shall not be unreasonably withheld, a revised and updated COMMERCIALIZATION PLAN for LICENSED PRODUCT within the respective LICENSED FIELD and within the respective country or countries of the LICENSED TERRITORY not previously introduced by LICENSEE into commercial use taking into account the different timelines and regulatory hurdles for both NICHE CROP and COMMODITY CROP LICENSED PRODUCT market opportunities, and the genetic engineering methods to be used in each NICHE CROP and COMMODITY CROP LICENSED PRODUCT and its implications for timelines and costs for regulatory approval for commercial use, or
(b)Has not within [***] years of the EFFECTIVE DATE created [***] for regulatory approval of at least one LICENSED PRODUCT which is an oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower, or
(c)Has not within [***] years of the EFFECTIVE DATE completed at least one multi-site field demonstration for a LICENSED PRODUCT which is an oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower, or
(d)Has not within [***] years of the EFFECTIVE DATE filed for a first regulatory approval of a LICENSED PRODUCT which is an oilseed crop species selected from canola, soybean, rapeseed, camelina, or safflower.
Article VI. INDEMNITY, INSURANCE, WARRANTIES, DAMAGES
Section 6.01 Indemnity. LICENSEE shall, and will require SUBLICENSEES to, at all times during the term of this AGREEMENT and thereafter, indemnify, defend and hold UNIVERSITY, its current or former Curators, officers, employees and affiliates, harmless from any claim, proceeding, suit, demand, expense, loss, penalty, judgment, or liability of any kind whatsoever, including costs, expenses and reasonable attorneys' fees, resulting from, related to, arising out of, or in connection with (a) the design, development, production, manufacture, shipping, use, performance, importation, SALE, advertisement, labeling, promotion, or patent marking of the LICENSED PRODUCT by LICENSEE or its SUBLICENSEES, or end users, including but not limited to (i) any infringement or misappropriation of a patent, copyright, trade secret or other intellectual property or proprietary right of any third party or (ii) any product liability claims, such as those involving the death of or injury to any person or persons or damage to property; or (b) any breach of any obligation, covenant, representation, or warranty by LICENSEE or its SUBLICENSEES hereunder; or (c) the production, use or SALE of any product, process or service identified, characterized or otherwise developed

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

with the aid of the PATENT RIGHTS by LICENSEE or its SUBLICENSEES; or (d) a breach or violation of applicable law by LICENSEE, or its SUBLICENSEES; or (e) the exercise of LICENSEE's rights under this AGREEMENT. If any such claims or causes of action are made, UNIVERSITY shall be defended by counsel selected by LICENSEE, subject to UNIVERSITY's approval, which shall not be unreasonably withheld. UNIVERSITY reserves the right to be represented by its own counsel at its own expense.
Section 6.02 Insurance. At such time as any LICENSED PRODUCT is being commercially SOLD (other than for the purpose of obtaining [***]) by LICENSEE, a SUBLICENSEE, or a subsidiary or agent of LICENSEE, LICENSEE shall at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] dollars ($[***]) per incident and naming UNIVERSITY, its Curators, trustees, officers, agents, employees and affiliates, as additional insureds. Such commercial general liability insurance shall provide (a) product liability coverage and (b) broad form contractual liability coverage for LICENSEE's indemnification under this AGREEMENT. Such insurance will be considered primary as to any other valid and collectible insurance, but only as to acts of the named insured. Any carrier providing coverage shall have a minimum "Best" rating of "A-XII". The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this AGREEMENT.
LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this AGREEMENT during (i) the period that any product, process, or service, relating to, or developed pursuant to this AGREEMENT is being commercially SOLD by LICENSEE or its SUBLICENSEE and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than [***] years.
LICENSEE shall provide Workers' Compensation coverage for any employee of LICENSEE that visits UNIVERSITY premises for matters relating to this AGREEMENT. In addition, Employers' Liability coverage shall be provided to such employee in an amount no less than [***] dollars ($[***]) per occurrence.
LICENSEE shall provide UNIVERSITY with written evidence of the insurance requirements of this Section 6.02 within [***] days after such insurance becomes necessary pursuant to this AGREEMENT. LICENSEE shall provide UNIVERSITY with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such [***] day period, UNIVERSITY shall have the right to terminate this AGREEMENT effective at the end of such [***] day period without notice or any additional waiting periods. It is agreed that the insurance required is required in the public interest and UNIVERSITY does not assume any liability for acts

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

of LICENSEE, their officers, agents, and employees or a SUBLICENSEE, their officers, agents, and employees, in connection with the granting of this AGREEMENT.
If LICENSEE elects to self-insure all or part of the limits described above, such self-insurance program must be acceptable to UNIVERSITY's Risk and Insurance Management department.
Section 6.03 Disclaimer of Warranties. THE PATENT RIGHTS ARE DELIVERED "AS IS" IN EVERY RESPECT. UNIVERSITY, ITS CURRENT OR FORMER CURATORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF COMMERCIAL UTILITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS, WHETHER ISSUED OR PENDING, OR THAT THE MANUFACTURE, USE, IMPORTATION OR SALE OF THE LICENSED PRODUCT OR THAT THE PRACTICE OF THE PATENT RIGHTS WILL NOT INFRINGE OR MISAPPROPRIATE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF ANY THIRD PARTY.
Section 6.04 Damages Exclusion / Limitation of Remedies. IN NO EVENT SHALL UNIVERSITY ITS CURRENT OR FORMER CURATORS, OFFICERS, EMPLOYEES, AND AFFILIATES BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE OR OTHERWISE, AND INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, ATTORNEYS' AND EXPERTS' FEES, REGARDLESS OF WHETHER UNIVERSITY MAY BE ADVISED, MAY HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.
Section 6.05 For the avoidance of doubt, nothing in this AGREEMENT shall be construed as:
(a)a warranty or representation by UNIVERSITY as to the validity or scope of any PATENT RIGHTS;
(b)a warranty or representation by UNIVERSITY that anything made, used, imported, SOLD or otherwise disposed of pursuant to any license granted under this AGREEMENT is or will be free from infringement of intellectual property rights of third parties;
(c) an obligation by UNIVERSITY to bring or prosecute actions or suits against third parties for patent infringement;
(d)an obligation to furnish any know-how not provided in the PATENT RIGHTS; or
(e)conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than PATENT RIGHTS, regardless of whether such patents are dominant or subordinate to the PATENT RIGHTS.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 6.06 Sublicenses. LICENSEE shall require in any sublicense in which LICENSEE grants to a third party the right to make, have made, use, import, offer to SELL or SELL any LICENSED PRODUCT, provisions that provide UNIVERSITY, its Curators, trustees, officers, agents, employees and affiliates, comparable protections as those provided UNIVERSITY in this Article VI. LICENSEE shall not, and shall require that its SUBLICENSEES do not, make any statements, representations or warranties whatsoever to any person or entity, or accept any liabilities or responsibilities whatsoever from any person or entity that are inconsistent with any disclaimer of warranties or damages exclusion / limitation of remedies included in this Article VI.
Article VII. DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE
Section 7.01 Ownership and Control of Patents. UNIVERSITY shall have full, complete and sole ownership of any pending applications and issued patents included in PATENT RIGHTS. UNIVERSITY shall be responsible for the preparation, filing, prosecution and maintenance of the patent applications and issued patents included in the PATENT RIGHTS. UNIVERSITY, either directly or through its attorneys at UNIVERSITY's option, shall first consult with LICENSEE or its attorneys as to the preparation, filing, prosecution, and maintenance of such patent applications and issued patents and shall furnish to LICENSEE or its attorneys copies of significant documents it receives relevant to any such preparation, filing, prosecution or maintenance. LICENSEE shall cooperate with UNIVERSITY in such preparation, filing, prosecution, and maintenance. LICENSEE agrees to hold such information confidential and to use the information provided by UNIVERSITY only for the purpose of advancing the PATENT RIGHTS and shall return all such information to UNIVERSITY upon termination of LICENSEE's rights in any particular patent application or issued patent under Section 7.05 or upon termination or expiration of this AGREEMENT.
Section 7.02 Common Legal Interest.
(a)Existence of a Common Legal Interest. UNIVERSITY and LICENSEE confirm that they have had and continue to have a common legal interest in preparation, filing, prosecution and maintenance of the patent applications and issued patents included in the PATENT RIGHTS, an including any infringement/validity litigation arising therefrom (the "COMMON INTEREST").
(b)Common Interest Information. UNIVERSITY and LICENSEE agree that "COMMON INTEREST INFORMATION" shall mean any and all information shared between UNIVERSITY and LICENSEE, or their counsel, to advance their common interest and/or relating in any way to the COMMON INTEREST, including, but not limited to, information exchanged through oral, written, electronic or other means, documents, prior art, factual material, mental impressions, strategies, legal theories and analysis, memoranda, expert analysis and opinions, interviews and interview reports, witness statements and other information, analysis and conclusions belonging to either or both PARTIES and communications between the PARTIES and their counsel.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c) Application of Privilege. UNIVERSITY and LICENSEE intend this Section 7.02 shall enable them, to the fullest extent permitted by law, to share COMMON INTEREST INFORMATION while preserving their common interest privilege, joint defense privilege, attorney-client privilege, litigation privilege, attorney work product protection or any other related or applicable privilege or protection, or other exemptions from disclosure that might attach thereto.
(d) Use, Confidentiality and Marking.
(i)Each PARTY agrees that the COMMON INTEREST INFORMATION it receives from the other PARTY or developed jointly shall be only used for the purpose of the COMMON INTEREST.
(ii)At all times, any COMMON INTEREST INFORMATION disclosed by UNIVERSITY and LICENSEE or any of their counsel shall be maintained in confidence by the other PARTY and their counsel unless and until permission is given in writing by the disclosing PARTY or except as provided in Section 7.02(e).
(iii)UNIVERSITY and LICENSEE may in their discretion label as "COMMON INTEREST INFORMATION" materials exchanged pursuant to this AGREEMENT. However, failure to so mark or label any material shall neither exclude that material from the scope of COMMON INTEREST INFORMATION nor constitute a waiver of any privilege or a waiver of any right or obligation created by this AGREEMENT.
(e) Third Party Requests. If any third party requests or demands any COMMON INTEREST INFORMATION from LICENSEE, LICENSEE will immediately notify the UNIVERSITY. All necessary steps will be taken by the LICENSEE to whom the request is made to permit the assertion of all applicable rights, privileges, doctrines and rules of protection with regard to the COMMON INTEREST INFORMATION. Without limiting the foregoing, upon receipt by a LICENSEE of a summons, subpoena, or open records request requesting access to, or production of COMMON INTEREST MATERIALS provided by UNIVERSITY, LICENSEE shall immediately: (i) notify the UNIVERSITY and provide not less than [***] business days notice before production; (ii) take all necessary steps to defend against and resist the request; and (iii) cooperate with UNIVERSITY in defending against and resisting this request. LICENSEE agrees to inform the person or entity seeking the COMMON INTEREST INFORMATION that such materials are privileged and may not be disclosed unless so ordered by the court. LICENSEE shall not be deemed to be in breach of this AGREEMENT if that LICENSEE communicates information because compelled to do so by law or a court of competent jurisdiction.
(f) Effect of Termination or Expiration on Common Interest Information. Upon termination or expiration of this AGREEMENT, any COMMON INTEREST INFORMATION made available by either UNIVERSITY or LICENSEE prior such termination or expiration shall continue to be governed by the terms of this AGREEMENT. Further, the PARTY shall return or destroy all COMMON INTEREST INFORMATION received from the other PARTY in its possession that is fixed in a tangible form of expression to the other PARTY within [***] days of any request from the other PARTY.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(g)Disqualification. This Section 7.02 is not intended nor shall it be deemed to affect the independent and separate representation of a PARTY by its counsel. Further, this AGREEMENT shall not affect the ethical, fiduciary, or other obligations inherent in those attorney-client relationship other than to extend the cloak of confidentiality and privilege to the COMMON INTEREST INFORMATION. Neither the existence of this AGREEMENT nor the exchange of COMMON INTEREST INFORMATION pursuant to it, or any claim which may arise between the PARTIES in connection with the PATENT RIGHTS shall be used as a basis for a claim that any counsel to either UNIVERSITY or LICENSEE is disqualified from representing such PARTY.
(h)Memorialization. Prior to execution of this AGREEMENT, the PARTIES may have shared information or materials with one another that would be considered COMMON INTEREST INFORMATION. The PARTIES hereby state their intention and belief, and they hereby agree that such information is subject to the same legal privileges and protections as though it had been shared after the execution of this AGREEMENT. Without limiting the foregoing, this AGREEMENT memorializes an understanding between the PARTIES that has existed since before the PARTIES shared any COMMON INTEREST INFORMATION in connection with the PATENT RIGHTS and the terms of this AGREEMENT apply to any COMMON INTEREST INFORMATION that was shared between the PARTIES and/or their counsel before the EFFECTIVE DATE.
Section 7.03 Patent Expenses. LICENSEE shall reimburse UNIVERSITY for all PATENT EXPENSES as a separate payment apart from any royalties or other revenues owed UNIVERSITY. For PATENT EXPENSES incurred prior to the EFFECTIVE DATE, such reimbursement by LICENSEE shall be due and payable when this agreement is fully executed. For all future PATENT EXPENSES incurred after the EFFECTIVE DATE, reimbursements by LICENSEE shall be due within [***] days of receipt of UNIVERSITY's invoice by LICENSEE, and shall be non-refundable and non-creditable. Late payment of invoices of PATENT EXPENSES received by LICENSEE from UNIVERSITY shall be subject to interest charges of [***] percent ([***]%) per [***].
Section 7.04 Entity Status. LICENSEE shall have a continuing obligation to keep UNIVERSITY and its patent counsel responsible for the PATENT RIGHTS informed of the entity status (large entity, small entity, and micro entity) of LICENSEE and all its SUBLICENSEES. LICENSEE agrees to give UNIVERSITY prompt notice of a change in any entity status of it or any SUBLICENSEES. A statement or future statement by LICENSEE and/or its SUBLICENSEES as to its entity status constitutes a representation that is subject to indemnity under Section 6.01.
Section 7.05 Termination of Patent Rights. By written notification to UNIVERSITY at least [***] days in advance of any filing or response deadline or fee due date (i.e., a date by which an action must be taken to avoid payment of a late fee), LICENSEE may elect not to have a particular patent application filed in a particular country or not to pay expenses associated with prosecuting or maintaining any particular patent application or issued patent, provided that LICENSEE pays for all PATENT EXPENSES associated with the particular patent application or issued patent incurred

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

up to UNIVERSITY's receipt of such notification. LICENSEE's failure to provide a timely notification shall be considered by UNIVERSITY to be LICENSEE's consent that it expressly wishes to support any particular issued patent(s) or patent application(s). Upon notice that LICENSEE elects not to have a particular patent application filed or prosecuted or issued patent maintained in any particular country, or not to reimburse UNIVERSITY for all PATENT EXPENSES associated with prosecuting or maintaining any patent application or patent, UNIVERSITY may at its sole discretion elect to file, prosecute, and/or maintain such particular patent applications or issued patents at its own expense and for its own benefit, and any rights or license granted under this AGREEMENT held by LICENSEE or SUBLICENSEE(s) with respect to such patent application(s) or issued patent(s) shall be irrevocably terminated, forfeited, and relinquished. For the avoidance of doubt, LICENSEE and each SUBLICENSEE shall have no right to share in any revenue derived from such particular patent application or issued patents.
Article VIII. INFRINGEMENT OF PATENT RIGHTS
Section 8.01 Notifications. LICENSEE shall promptly inform UNIVERSITY in writing of any alleged infringement of the PATENT RIGHTS by a third party and shall provide UNIVERSITY with any available evidence thereof. LICENSEE shall not notify a third party of such infringement of PATENT RIGHTS without first consulting with UNIVERSITY.
Section 8.02 Enforcement. For so long as the license granted herein is exclusive, LICENSEE, at its expense, shall have the right to enforce PATENT RIGHTS against infringement by third parties. All recovery from such enforcement, including any cash or other consideration received by way of judgment, settlement or compromise (hereinafter "RECOVERY") less direct out-of-pocket legal expenses incurred by LICENSEE for such enforcement, shall be considered NET SALES and LICENSEE shall pay UNIVERSITY a SALES ROYALTY on such NET SALES. Before LICENSEE commences a formal legal proceeding with respect to any infringement of PATENT RIGHTS, LICENSEE shall first consult with UNIVERSITY regarding the potential effects such legal proceeding may have on the public interest. UNIVERSITY shall have the right, in its sole discretion, to join such proceeding at its own expense. In the event that UNIVERSITY is involuntarily joined as a party to an infringement action brought by LICENSEE (including any counterclaim), then LICENSEE shall pay any costs, expenses, and attorneys' fees incurred by UNIVERSITY arising out of, relating to, or in connection therewith. In addition, LICENSEE agrees to consult with UNIVERSITY on any significant matters related to the litigation. LICENSEE shall be free to enter into a settlement, consent judgment, or other voluntary disposition with respect to any such action, provided that any settlement, consent judgment or other voluntary disposition thereof which (a) materially limits the scope, validity, or enforceability of patents included in the PATENT RIGHTS or (b) admits fault or wrongdoing on the part of UNIVERSITY or (c) impose a financial or other obligation upon the UNIVERSITY, must in the case of (a), (b) or (c) be pre-approved in writing by UNIVERSITY. LICENSEE shall keep UNIVERSITY informed on all actions taken by LICENSEE in its enforcement against an infringer and shall furnish to UNIVERSITY

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

copies of all documents related thereto. LICENSEE shall indemnify, defend, and hold harmless UNIVERSITY against any order for costs or fees that may be made against UNIVERSITY in such proceeding arising from, related to, or in connection with an act or omission made by LICENSEE.
Section 8.03 Rights of University. In the event that LICENSEE elects not to exercise its right to bring an infringement action with respect to PATENT RIGHTS pursuant to the above paragraphs, then LICENSEE shall notify UNIVERSITY in writing within [***] months of receiving notice that an infringement exists. UNIVERSITY may, at its own expense and control, following the earlier of (a) such notice from LICENSEE or (b) the expiration of such [***] month period without LICENSEE electing to take any action with respect to such alleged or actual infringement, take steps to defend or enforce any patent within the PATENT RIGHTS and retain all RECOVERY therefrom without a duty to account to LICENSEE. LICENSEE agrees to cooperate reasonably with UNIVERSITY in any validity or infringement suit or dispute involving the PATENT RIGHTS.
Article IX. CONFIDENTIALITY
Section 9.01 Confidential Information Defined. "CONFIDENTIAL INFORMATION" means any and all information not generally known to the public, whether or not patentable or susceptible to any other form of legal protection, that is identified or designated by UNIVERSITY as being confidential or which, in light of the circumstances under which it was disclosed, whether oral or written, is reasonably apparent to LICENSEE to be considered confidential or proprietary by UNIVERSITY, including but not limited to invention disclosures, non-public patent prosecution information, including but not limited to concepts, designs, processes, specifications, schematics, equipment, processing, techniques, technical information, drawings, diagrams, software (including source code), hardware, control systems, research, test results, manuals, trade secrets, commercialization studies, market studies, business plans received by LICENSEE from UNIVERSITY except to the extent LICENSEE can prove by written documentation that such information:
(a)was in the public domain at the time of disclosure;
(b)later became part of the public domain through no act or omission or breach of this AGREEMENT by LICENSEE, its employees, agents, successors or assigns;
(c)was lawfully disclosed to LICENSEE by a third party having the right to make such disclosure; or
(d)was already known by LICENSEE at the time of disclosure; or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(e)was independently developed by LICENSEE without the aid, use or application of CONFIDENTIAL INFORMATION received from UNIVERSITY and such independent development can be properly demonstrated by LICENSEE; or
(f)is otherwise required by law or regulation to be disclosed.
Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information within the exceptions. In addition, any combination of the features shall not be deemed to be within the foregoing exception merely because individual features may be within the exceptions.
Section 9.02 Restrictions on Disclosure and Use.    LICENSEE agrees that (a) all CONFIDENTIAL INFORMATION shall remain the exclusive property of UNIVERSITY, (b) LICENSEE shall receive and hold the CONFIDENTIAL INFORMATION in strict confidence, (c) LICENSEE shall use the CONFIDENTIAL INFORMATION only for the purposes of this AGREEMENT, and (d) LICENSEE shall not disclose the CONFIDENTIAL INFORMATION to third parties without the prior written consent of UNIVERSITY, and (e) LICENSEE shall protect the CONFIDENTIAL INFORMATION to the same extent that it protects its own trade secrets and confidential information, but in no less than commercially reasonable care.
Section 9.03 Legally required Disclosures. In the event that LICENSEE receives a request or is required by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process to disclose any or part or the CONFIDENTIAL INFORMATION, LICENSEE agrees to (a) immediately notify UNIVERSITY in writing of the existence, terms, and circumstances surrounding such a request or requirement and (b) assist UNIVERSITY in seeking a protective order or other appropriate remedy satisfactory to UNIVERSITY. In the event that such a protective order or other remedy is not obtained, (i) LICENSEE may disclose that portion of the CONFIDENTIAL INFORMATION which it is legally required to disclose, (ii) LICENSEE and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the CONFIDENTIAL INFORMATION to be disclosed and (iii) LICENSEE shall give written notice to UNIVERSITY of the information to be disclosed as far in advance of its disclosure as practical. LICENSEE may also disclose CONFIDENTIAL INFORMATION to governmental or other regulatory agencies in order to obtain approvals to market any LICENSED PRODUCT, but such disclosure may only be to the extent reasonable necessary to obtain approvals.
Section 9.04 Disclosure to Potential Sublicensee or Assignee. Upon receiving written approval from UNIVERSITY, LICENSEE may disclose the CONFIDENTIAL INFORMATION to a potential SUBLICENSEE or assignee of LICENSEE in each case on the condition that such potential SUBLICENSEE or assignee agrees to be bound by the confidentiality obligations contained in this AGREEMENT.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 9.05 Sunshine Law. LICENSEE acknowledges that UNIVERSITY is subject to the Missouri Sunshine Act, 610 RSMo, and that all agreements, plans, reports, and other information marked "Confidential" shall be treated by UNIVERSITY as confidential only to the extent permitted by law.
Section 9.06 Survival. LICENSEE's obligations of confidentiality and non-use shall exist during the term of this AGREEMENT and for so long as such CONFIDENTIAL INFORMATION remains confidential in accordance with Section 9.01.
Article X. TERM AND TERMINATION
Section 10.01 Term. This AGREEMENT shall become effective upon the EFFECTIVE DATE and, unless sooner terminated in accordance with any of the provisions herein, shall remain in full force in the LICENSED TERRITORY until the expiration of the last to expire patent or last to be abandoned patent application included in the PATENT RIGHTS.
Section 10.02 Right to Terminate by Licensee. LICENSEE shall have the right to terminate this AGREEMENT at any time on ninety (90) days notice to UNIVERSITY.

Section 10.03 Breach. In the event that either PARTY defaults or breaches any of the provisions of this AGREEMENT, the other PARTY shall have the right to terminate this AGREEMENT by giving written notice to the defaulting PARTY; provided, however, that if the defaulting PARTY cures the default within thirty (30) days after the notice shall have been given, this AGREEMENT shall continue in full force and effect. The failure on the part of either of the PARTIES hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter. In relation to Article III (payments) and Section 7.03 (patent expenses), LICENSEE's opportunity to cure a breach shall apply only to LICENSEE's first two notices of a breach properly given by UNIVERSITY. Upon occurrence of a third breach, UNIVERSITY may, at its option, terminate this AGREEMENT upon [***] days written notice without an opportunity to cure.
Section 10.04 Rights after Termination. Upon termination for any reason, LICENSEE shall:
(a)promptly pay all amounts due UNIVERSITY through the effective date of the termination (even if they would otherwise be payable at a later date, e.g. within [***] days after invoicing), including those in Article III (payments) and Section 7.03 (patent expenses);
(b)submit all final reports under Article IV;
(c)return any CONFIDENTIAL INFORMATION provided to LICENSEE by UNIVERSITY in connection with this AGREEMENT, or, with UNIVERSITY's prior approval, destroy such materials, and LICENSEE shall certify in writing that such materials have all been returned or destroyed;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d)provide UNIVERSITY a copy of any regulatory data or information filed with any U.S. or foreign government agency with respect to the LICENSED PRODUCT; and
(e)shall refrain, and shall require its SUBLICENSEE to refrain unless such sublicense is assigned to UNIVERSITY under Section 10.05, from any further SALES or other commercial exploitation of the LICENSED PRODUCT except as provided in Section 10.09.
Nothing in this section shall be construed as limiting in any way UNIVERSITY'S rights or remedies that UNIVERSITY may otherwise have, either in law or in equity.
Section 10.05 Assignment of Sublicenses. Upon termination of this AGREEMENT, LICENSEE's interest in sublicenses granted by it under this AGREEMENT shall at UNIVERSITY's sole option, terminate or be assigned to UNIVERSITY, including the right to receive income from SUBLICENSEES. LICENSEE shall make provision for UNIVERSITY's rights under the preceding sentence to be included in all sublicenses granted by it under this AGREEMENT.
Section 10.06 Insolvency. In the event that LICENSEE (or SUBLICENSEE as applicable) dissolves, liquidates, ceases to carry on business, becomes insolvent, is unable to pay its debts as they become due, makes an assignment for the benefit of creditors, or has a petition for bankruptcy filed for or against it, this AGREEMENT (or applicable sublicense) shall automatically terminate.
Section 10.07 Upon termination (but not expiration) of this AGREEMENT by LICENSEE and provided LICENSEE has the legal right to do so, LICENSEE hereby grants to UNIVERSITY a nonexclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses to any IMPROVEMENTS and any intellectual property therein throughout the world, including without limitation, any and all United States and foreign patents and patent applications, industrial design, plant variety, copyrights, or other intellectual property rights relating to the IMPROVEMENTS for use in combination with the PATENT RIGHTS licensed herein.
Section 10.08 Survival. Termination of this AGREEMENT for any reason shall not release either PARTY from any obligation theretofore accrued. All provisions of this AGREEMENT that would reasonably be expected to survive the termination or expiration of this AGREEMENT shall do so, including Article III (all--payments), Article VI (all—indemnity, insurance, warranties, damages), Article IX (all--confidentiality), Section 2.04 (reserved rights), Section 2.05 (license to University), Section 2.08 (governmental rights), Section 3.09 (challenge to patent rights), Section 4.03 (reporting), Section 4.05 (records), Section 7.02(f) (effect of termination or expiration on common interest information); Section 10.04(rights after termination), Section 10.05 (assignment of sublicenses), Section 10.07 (assignment of improvements to University), Section 10.09 (inventory), Section 10.10 (ongoing payments), and Article XI (general—all) survive the termination of this AGREEMENT.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 10.09 Inventory. Upon termination of this AGREEMENT or upon termination in whole or in part through no fault of LICENSEE, LICENSEE shall provide UNIVERSITY with a written inventory of all LICENSED PRODUCTS in the possession or under the control of LICENSEE (including any in the process of manufacture). Except with respect to termination for uncured breach by LICENSEE, LICENSEE shall have the privilege of SELLING the inventory of such LICENSED PRODUCTS within a period of [***] days of such termination upon conditions most favorable to UNIVERSITY that LICENSEE can commercially reasonably obtain and paying any applicable royalties associated with such SALES to UNIVERSITY.
Section 10.10 Ongoing Payments. Any termination or cancellation under any provision of this AGREEMENT shall not relieve LICENSEE of its obligation to pay any royalty or other fees due to UNIVERSITY at the time of such termination or cancellation.
Article XI. GENERAL
Section 11.01 Marking. Prior to the issuance of patents under PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCTS (or their containers or labels) SOLD by LICENSEE or SUBLICENSEES under the license granted in this AGREEMENT with the words "Patent Pending" and following the issuance of one or more patents under PATENT RIGHTS, with the words "Patent No.     "or in such a manner as to conform with the patent laws and practice of the country of manufacture, SALE, or importation.
Section 11.02 Compliance with Laws; Export Controls. LICENSEE agrees to comply with all applicable federal, state, and local laws and regulations. In particular, LICENSEE shall comply with all applicable U.S. laws dealing with the export and/or management of commodities, technology or information, and that LICENSEE will be responsible for any violation of such by LICENSEE or its SUBLICENSEES, and that it will defend and hold UNIVERSITY harmless in the event of any legal action of any nature occasioned by such violation. LICENSEE understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. LICENSEE further understands that the U.S. export laws and regulations include (but are not limited to): (a) ITAR and EAR product/service/data-specific requirements; (b) ITAR and EAR ultimate destination-specific requirements; (c) ITAR and EAR end user-specific requirements; (d) ITAR and EAR end use-specific requirements; (e) Foreign Corrupt Practices Act; and (f) anti-boycott laws and regulations. LICENSEE will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the LICENSED PRODUCTS (including any associated products, items, articles, computer software, media, services, technical data, and other information). LICENSEE warrants that it will

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the LICENSED PRODUCT (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations. LICENSEE will include an appropriate provision in its agreements with its authorized SUBLICENSEES to assure that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations. LICENSEE'S OBLIGATIONS TO COMPLY WITH U.S. EXPORT CONTROL LAWS AND REGULATIONS ARE INDEPENDENT OF AND SURVIVE THE TERMINATION OF THIS AGREEMENT.
Section 11.03 University Name. LICENSEE agrees not to identify UNIVERSITY in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any UNIVERSITY faculty member, employee, or student or any trademark, service mark, trade name, or symbol of UNIVERSITY, without UNIVERSITY'S prior written consent.
Section 11.04 Press. Notwithstanding Section 11.03, UNIVERSITY may disclose the existence of this AGREEMENT and non-confidential information regarding the status of LICENSEE's commercialization of LICENSED PRODUCTS in a press release, on-line, or otherwise, and on the UNIVERSITY's website.
Section 11.05 Assignment. This AGREEMENT is binding upon and shall inure to the benefit of UNIVERSITY, its successors and assigns. However, this AGREEMENT shall be personal to LICENSEE, and it is not assignable or transferrable by LICENSEE to any other person or entity without the prior written consent of UNIVERSITY, such consent to be in UNIVERSITY's sole discretion except that LICENSEE may assign this AGREEMENT in connection with the sale of all or substantially all of LICENSEE's assets to a third party, which consent shall not be unreasonably withheld. Any purported sale, transfer or assignment without UNIVERSITY's prior written consent shall be void ab initio, and this AGREEMENT shall immediately terminate. For purposes of this Section, "transfer" shall include any transfer by operation of law, merger, consolidation, dissolution, or otherwise (whether voluntary or involuntary).
Section 11.06 Sponsored Research. If LICENSEE desires UNIVERSITY participation in performing research and development activities directed towards PATENT RIGHTS, negotiation for such assistance shall be separate and apart from this AGREEMENT, and shall be performed according to UNIVERSITY'S procedures related to research grant and contract activities.
Section 11.07 Consulting. In the event LICENSEE wishes to engage the inventors as consultants, such an arrangement shall be separate and apart from this AGREEMENT, but shall be in keeping with UNIVERSITY'S policy on consulting and ownership of intellectual property developed by UNIVERSITY employees.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 11.08 Notices. Any payment, notice, or other communication given under this AGREEMENT (except for correspondence relating to patent preparation, filing, prosecution and/or maintenance matters under Article VII herein) shall be in writing and shall be deemed delivered when sent by certified first class mail, registered mail, or overnight courier, or by facsimile, provided that a copy of such facsimile is promptly sent by certified first class mail, registered or overnight courier, addressed to the PARTIES as follows (or at such other addresses as the PARTIES may notify each other in writing):
If to UNIVERSITY:
Office of Technology Management & Industry Relations
Mizzou North, Room 706
115 Business Loop 70 West
Columbia, MO 65211-8375
Attn: Director
If to LICENSEE:
Accounts Payable:
YIELD10 BIOSCIENCE
19 PRESIDENTIAL WAY
Wobunn, MA 01801
Section 11.09 No Other Relationship. In assuming and performing the respective obligations under this AGREEMENT, LICENSEE and UNIVERSITY are each acting as independent parties and neither shall consider itself or represent itself as a joint venture, partner, agent or employee of the other.
Section 11.10 No Waiver. None of the terms, covenants, and conditions of this AGREEMENT can be waived except by the written consent of the PARTY waiving compliance. A failure by one of the PARTIES to this AGREEMENT to assert its rights for or upon any breach or default of this AGREEMENT shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the PARTIES hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.
Section 11.11 Severability. If any sentence, paragraph, clause or combination of the same is found by a court of competent jurisdiction to be in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be severed from the AGREEMENT and the remainder of the AGREEMENT shall remain binding upon the PARTIES.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 11.12 Headings. The headings of the paragraphs of this AGREEMENT are inserted for convenience only and shall not constitute a part hereof.

Section 11.13 Choice of Law and Venue. This AGREEMENT shall be construed, interpreted, and applied in accordance with the laws of the State of Missouri. Any action to enforce the provisions of the AGREEMENT shall be brought in a court of competent jurisdiction and proper venue in the State of Missouri. LICENSEE irrevocably submits to the jurisdiction of such courts in any such action or proceeding. LICENSEE further irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waives and agrees not to plead or claim in any court that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 11.14 Sovereign Immunity. The PARTIES agree that nothing in this AGREEMENT is intended or shall be construed as a waiver, either express or implied, of any of the immunities, rights, benefits, defenses or protections provided to UNIVERSITY or LICENSEE under governmental or sovereign immunity laws from time to time applicable to UNIVERSITY or LICENSEE.
Section 11.15 Counterparts. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
Section 11.16 Entire Agreement. This AGREEMENT constitutes the entire and only agreement between the PARTIES for PATENT RIGHTS and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both PARTIES.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the PARTIES hereto have executed this AGREEMENT in duplicate originals by their duly authorized officers or representatives.

THE CURATORS OF THE UNIVERSITY OF MISSOURI		LICENSEE

BY:	/s/ Christopher Fender	BY:	/s/ Oliver P. Peoples
NAME:	Christopher Fender	NAME:	Oliver P. Peoples
TITLE:	Director, OTMIR	TITLE:	President and CEO
DATE	May 17, 2018	DATE	May 14, 2018

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX A: INTELLECTUAL PROPERTY RIGHTS

MU Reference	Patent Type	Country	Application No.
Number
15UMCO23	PCT		PCT/1JS2016/011386
15UMCO23	Provisional	United States	62/211,371
17UMC003	Provisional	United States	62/359,635
17UMC003	PCT		PCT/US2017/040851

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX B: COMMERCIALIZATION PLAN
Yield10 plans to pursue commercialization efforts using the technology in three crops. The commercialization activity will be carried out in 5 phases with each phase being dependent on the results of the previous phase. Here we will described in detail the approach and timelines for Phase 1 and provide an outline of the key issues to be addressed in each of the subsequent phases. The License Agreement provides for updating the Commercialization Plan
•Phase 1, Technical development
•Phase 2. Initial field trials of engineered oilseed lines
•Phase 3. Processing and product evaluation of seed from field trials
•Phase 4. Application for regulatory approval
•Phase 5. Commercial launch
Phase l. Technical Development
Two distinct but potentially complementary technologies are included in the license.
Technology 1: PCT Application No. US2016/011386 filed on July 7, 2016 covers the approach of reducing the activity of a key regulator of acetyl-CoA carboxylase activity in plants. Examples in the patent application described a traditional GMO approach using RNAi constructs to reduce the expression of the BadC gene resulting in increased seed oil production.
Technology 2: PCT Application No. US2016/011386 filed on July 6, 2017 used a traditional GMO approach to introduce a gene from a different plant species to increase the level of a subunit of the acetyl-CoA carboxylase enzyme which is naturally present at low concentration. By increasing the level of this subunit in the plants using a transgene, the acetyl-CoA carboxylase activity was increased resulting in a higher oil content. Although not described here in detail Yield10 plans to begin work on developing new lines of Camelina and canola with this trait [***].
Technology 1 requires the reduction or elimination of the regulatory subunit for the acetyl-CoA carboxylase enzyme encoded by the BadC gene making it an ideal target for genome editing. Genome editing is a preferred approach because it has the potential to dramatically reduce regulatory costs and time to market. Yield10 will focus on this technology first and begin work on Technology 2 once we reach the first milestones for Technology 1. We plant to deploy the BadC trait in 3 oilseed crops, Camelina an industrial oilseed, canola a major edible oil crop grown mostly in Canada and soybean. The timelines for development in each of these crops is different with Camelina being the fastest with canola second followed by soybean.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Yield10 has a robust genome editing system in place for Camelina and has produced genome edited lines, completed the documentation, filed for and received non-regulated status for genome edited lines for one of its other gene targets from USDA-APHIS. These lines which have modification to other oil related genes are being scaled up for field studies. Although we refer to the BadC gene, in fact there are a number of copies of this gene in the plant genomes being targeted and there are different numbers of genomes in each plant species.

Camelina: Camelina is the fastest way to validate the performance of the licensed technologies in field trials and has been successfully leveraged by Yield10 for the execution of field testing and optimization of its lead seed yield trait in the last two growing seasons. Genome editing of BadC in Camelina was initiated following the execution of the Exclusive Option Agreement with the University in 2017 with the initial effort focused on identifying all of the copies of the BadC gene in this plant. There are 3 different copies of the BadC gene in the Camelina, an allohexaploid (3 genomes) so 9 BadC gene targets in total. Using the CRISPR/cas9 genome editing tool we developed transgenic lines expressing the Cas9 nuclease and guide RNAs designed to inactivate 6 or 9 of the BadC gene targets at our Research facilities in Canada. We are just beginning the screening process to identify Camelina lines with edits in the BadC gene targets and expect this phase of the work to be completed by [***]. The timelines for the subsequent development of genome edited BadC Camelina lines is shown in the table below. We anticipate having stable edited lines and initial oil content data from greenhouse studies by [***] and then moving forward with field trials as outlined in Phase 2.

Camelina Project Plan and Timelines

Task Name	Timeline	Milestone
1. [***]	[***]	[***]
a. [***]	[***]
b. [***]	[***]	[***]
c. [***]	[***]
d. [***]	[***]
e. [***]	[***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Canola: Evaluation of the canola genome has identified 2 BadC genes one of which is present in two copies per genome. The canola germplasm Yield10 is using is a tetraploid making a total of 6 BadC genes to be edited. Editing of the BadC genes has been ongoing and we are now reaching the stage where we will [***]. The timelines for the subsequent development of genome edited BadC canola lines is shown in the table below.
Canola Project Plan and Timelines

Task Name	Timeline	Milestone
1. [***]	[***]	[***]
a. [***]	[***]
b. [***]	[***]
c. [***]	[***]
d. [***]	[***]
e. [***]	[***]
f. [***]	[***]	[***]
g. [***]	[***]	[***]
Soybean: Yield10 is currently working with two diploid soybean lines. The identifications of all soybean BadC genes is currently ongoing.
Soybean Project Plan and Timelines

Task Name	Start	Milestones
1. [***]	[***]
a. [***]	[***]
b. [***]	[***]
c. [***]	[***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Phase 2. Initial field trials of engineered oilseed lines ([***])
With the genome editing approach being used by Yield10, the first step will be to [***]. The genome analysis, documentation and application for non-regulated status will be carried out beginning in [***]. It is preferable to wait until non-regulated status is achieved before any field planting including for cage trails to produce clean seed for larger trials. This means that field testing of genome edited lines may not begin until the [***] growing season with data not being available until [***].
As an interim step Yield10 will explore ways to accelerate the development of field data in cooperation with Prof. Thelen, the inventor at U. Missouri [***] both of the licensed technologies that he developed during the research that led to the inventions. These discussions are expected to commence on completion of execution of the License Agreement and this section may be updated pending the outcome of those discussions.
Examples of key objectives of initial field testing are:
•Impact of BadC editing on seed emergence and stand establishment
•Impact of BadC editing on seed oil content
•Impact of BadC editing on shatter and other seed pod characteristics
•Impact of BadC editing on seed yield
It will be critical that an increased oil content due to the genome editing of the BadC gene does not create yield drag as this may severely impact the economic viability (oil yield per harvested acre) of the high oil trait.
Milestone: Field validation of the BadC technology and quantitative data on increase on seed oil content in Camelina and impact on seed yield and protein quality.
Phase 3. Processing and product evaluation of seed from field trials ([***])
In order to develop data for regulatory approval and to demonstrate processing of seed produced using BadC edited lines, we plan to harvest all seed from trials and carry out pilot scale extraction studies using both the traditional solvent based and non-solvent based routes. Yieldl 0 staff are familiar with service providers for pilot extraction studies. Although it is simply too early to map these studies out in more detail there are 3 key questions that need to be addressed:
•Impact of increased oil content on recovery unit operations
•Changes to oil composition
•Impact on the increased oil on meal and in particular protein quality
Key economic drivers of the value of the high oil trait will be achieving the same oil composition and protein meal profile/value.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Milestone: Basic data enabling the development of an economic model for the high oil crops which can be used for future revenue projections.
Phase 4. Application for regulatory approval ([***])
Although we plan to apply for non-regulated status from USDA-APHIS for genome edited BadC lines of Camelina, canola and soybean, additional approvals may be needed from other government agencies (FDA and possibly EPA) prior to commercial launch depending on the target markets.
Milestone: Complete approval for commercial planting and sale.
Phase 5. Commercial launch
During the course of developing lines suitable for commercial launch, Yield10 expects to enter discussions with third parties for both Specialty and Commodity crop applications of the technology. It is simply too early to speculate what those arrangements could look like.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Milestone: First commercial sale and revenue.
Financial Resources
Yield10 is publicly traded on the NASDAQ market with the ticker symbol YTEN. In 2017, Yield10 raised a total of $17 million in tow public offerings. Proceeds from these offerings is expected to fund the company well into 2019. As part of these offerings the investors received warrants to purchase additional shares at a price of $2.25 per share. Approximately one third of the warrants have a 9 month term with the remainder being for 5 years. In the event all of these warrants get converted in the next 18 months this will result in an additional $20 million of funding. These funds would take the company [***] the key milestones. In addition the company has the ability to raise additional funds through either public or private financings and through partnerships. For example the Company recently signed an Agreement with Monsanto to allow then to test the C3003 yield trait in soybean.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX C: NOTICE OF FIRST COMMERCIAL SALE
DATE OF LICENSE AGREEMENT:
LICENSEE NAME:
ADDRESS:
REPORT DATE:
INSTRUCTIONS: Please fill in all boxes (write "none" if not applicable), and sign and date at bottom.
Commercial name of the Licensed Product
Place of manufacture
Manufacturer name and address (if not licensee)
Date of first commercial sale

Country of first commercial sale

Patent application(s) and/or issued patent(s) of the University covering the Licensed Product
By signing below, I both certify that I am an authorized representative for the LICENSEE and that the information above is true and correct to the best of my knowledge.

By	Date
Signature of authorized representative

Printed Name:	Title:

Email Address: Telephone No: Fax No:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX D: ANNUAL REPORT TEMPLATE (AFTER FIRST COMMERCIAL
SALE)
Date of License Agreement:
Licensee Name:
Reporting Period:
Report Date:
INSTRUCTIONS: Please provide all information (write "none" if not applicable), and sign and date at bottom.
LICENSED PRODUCT commercial name:
LICENSED PRODUCT commercial product no.:
Patent application(s) and/or issued patent(s) of
the UNIVERSITY covering the LICENSED PRODUCT:
Government Approvals (provide details):
Annual Summary Report of SALES by LICENSEE:

Country of Sales
No. of Units Sold
Unit Price ($)
Gross Sales ($)
Exchange Rate (if applicable)
Allowable offsets ($) (provide details, below)
Total Net Sales ($)
Royalty rate (reference to the data source for determining if a particular LICENSED PRODUCT is designated a NICHE CROP or COMMODITY CROP, e.g. 1 bag of seed sold = 1 acre)
Creditable Minimum Annual Royalties Paid
Royalties Due ($) with this Report
Details of allowable offsets:
By signing below, I both certify that I am an authorized representative for the LICENSEE and that the information above is true and correct to the best of my knowledge.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

By	Date
Signature of authorized representative

Printed Name:	Title:

Email Address: Telephone No: Fax No:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX E: ANNUAL COMMERCIALIZATION REPORT

Date of License Agreement:
Licensee Name:
Reporting Period:
Report Date:
INSTRUCTIONS: Please provide all information (write "none" if not applicable), and sign and date at bottom.
A.Commercialization efforts and accomplishments during the previous year: Research and development expenditures and progress:
Regulatory filings and approvals:

Manufacturing activities:

Marketing activities:
Jobs created (# of full and part-time Fits):
Capital raised and source(s) of funding:
Other efforts and accomplishments:

B.Sales during the previous year:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Country of Sales
Total No. of Units Sold
Unit Price ($)
Total Gross Sales ($)
Exchange Rate (if applicable)
Total Allowable offsets ($) (provide details, below)
Total Net Sales ($)
Royalty rate
Creditable Minimum Annual Royalties Paid ($)
Total Royalties Paid to University ($)

Commercialization plans for the upcoming year:

By signing below, I both certify that I am an authorized representative for the LICENSEE and that the information above is true and correct to the best of my knowledge.

By	Date
Signature of authorized representative

Printed Name:	Title:

Email Address: Telephone No: Fax No:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.